Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to the Registration Statement (No. 333-159467) on Form S-1 of USA Technologies, Inc. and subsidiaries of our report dated September 23, 2008, relating to our audit of the 2008 consolidated financial statements, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus

/s/ McGladrey & Pullen, LLP
MCGLADREY & PULLEN, LLP

New York, New York
July 6, 2009